EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-46954 of Covista Communications, Inc. and subsidiaries (formerly Total-Tel USA Communications, Inc.) (the "Company") on Form S-3 of our report dated April 17, 2000 (April 25, 2000 as to Note 18), appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York
October 12, 2000